UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2024

Neuraxis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41775	45-5079684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11611 N. Meridian St, Suite 330 Carmel, IN 46032
(Address of principal executive offices)

Registrant’s telephone number, including area code: (812) 689-0791

11550 N. Meridian Street, Suite 325 Carmel, IN 46032
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NRXS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

In connection with the CFO Appointment (as defined below), on January 25, 2024, Timothy R. Henrichs resigned as a member of the Board of Directors (the “Board”) of NeurAxis, Inc. (the “Company”), effective February 2, 2024. Mr. Henrichs did not resign from the Board as a result of any disagreement on any matter relating to the Company’s operations, policies or practices. Mr. Henrichs had served as Chairman of the Board’s Audit Committee.

Resignation of Chief Financial Officer

In connection with the CFO Appointment (as defined below), on January 30, 2024, John Seale resigned as the Company’s Chief Financial Officer (the “CFO”) effective as of the close of business on January 30th.

Appointment of Chief Financial Officer

On January 26, 2024, the Board appointed Mr. Henrichs to serve as the CFO (the “CFO Appointment”). Mr. Henrichs’s employment will begin on February 5, 2024, and is at will. Mr. Henrichs will receive an annual base salary of $330,000. The Company will pay Mr. Henrichs’ health insurance premiums and Mr. Henrichs will receive paid personal time off.

As approved by the Board and consistent with Section 711(a) of the NYSE American Company Guide, the Company will be issuing 100,000 shares of common stock to Mr. Henrichs outside of the Company’s equity incentive plans as an inducement material to Mr. Henrichs becoming an employee of the Company.

During the year ended December 31, 2023, the Company paid Mr. Henrichs $8,790 for his services to the Company as a non-employee director. In addition, Mr. Henrichs is owed for his service as a non-employee director (a) approximately $20,000 in unpaid cash fees and (b) shares of the Company’s common stock with a value of approximately $23,700.

Mr. Henrichs, age 51, has been a finance executive across several industries, including healthcare, home improvement, retail, software and education, for the last 17 years. Mr. Henrichs had served as a member of the Board since August 8, 2023. From May 2022 to January 2024, Mr. Henrichs served as the Chief Financial Officer of Renovo Home Partners. He also served as the Executive Vice President and Chief Financial Officer of Follett Corporation from 2008 to 2022 and Global Controller of General Electric Company’s Healthcare Clinical Systems division responsible for the manufacture and distribution of medical devices to the ultrasound, patient monitoring and anesthesiology markets from 2005 to 2008 in addition to leadership positions at Federal Signal Corporation and Ernst & Young LLP. Mr. Henrichs earned his bachelor’s degree in accounting from the University of Notre Dame and is a Certified Public Accountant with an inactive license in the State of Illinois.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Henrichs and any of the Company’s other executive officers or members of the Board.

There is no arrangement or understanding between Mr. Henrichs and any other person pursuant to which the CFO Appointment took place.

There are no transactions in which Mr. Henrichs or any of his immediate family members has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On January 31, 2024, the Company issued a press release announcing the CFO Appointment. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 31, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2024	NEURAXIS, INC.

	By:	/s/ Brian Carrico
	Name:	Brian Carrico
	Title:	President and Chief Executive Officer